EXHIBIT 12.2
                    TRITON ENERGY LIMITED AND SUBSIDIARIES
   COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE
                                  DIVIDENDS
                        (IN THOUSANDS, EXCEPT RATIOS)
                                 (UNAUDITED)



                                                                   THREE MONTHS ENDED
                                                                        MARCH 31,                       YEAR ENDED DECEMBER 31,
                                                             ------------------------------  ------------------------------------
                                                                            1997      1996                       1996       1995
                                                             --------------------  --------  -------------------------  ---------
Fixed charges, as defined (1):
    Interest charges                                         $            11,641   $11,106   $                 43,884   $ 41,305
    Preference dividend requirements of the Company                          213       772                        985        802
    Preferred dividend requirements of subsidiaries
      adjusted to pre-tax basis                                              ---       ---                        ---        ---
                                                             --------------------  --------  -------------------------  ---------
        Total fixed charges                                  $            11,854   $11,878   $                 44,869   $ 42,107
                                                             --------------------  --------  -------------------------  ---------

Earnings, as defined (1) (3):
  Earnings (loss) from continuing operations
     before income taxes, minority interest,
     extraordinary item and cumulative effect of
     accounting change                                       $             4,413   $12,044   $                 20,945   $ 16,600
  Fixed charges, above                                                    11,854    11,878                     44,869     42,107
  Less interest capitalized                                               (6,361)   (5,182)                   (27,102)   (16,211)
  Plus undistributed (earnings) loss of affiliates                           ---        46                       (118)     2,249
  Less preference dividend requirements of the
    Company and its subsidiaries adjusted to pre-tax basis                  (213)     (772)                      (985)      (802)
                                                             --------------------  --------  -------------------------  ---------
                                                             $             9,693   $18,014   $                 37,609   $ 43,943
                                                             --------------------  --------  -------------------------  ---------

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
   AND PREFERENCE DIVIDENDS (2) (3)                                          0.8       1.5                        0.8        1.0
                                                             --------------------  --------  -------------------------  ---------



                                                             SEVEN MONTHS
                                                                ENDED
                                                               DEC. 31,                    YEAR ENDED MAY 31,
                                                                             -------------------------------------------
                                                                      1994                  1994        1993       1992
                                                             --------------  --------------------  ----------  ---------
Fixed charges, as defined (1):
    Interest charges                                         $      20,285   $            26,951   $  16,336   $ 11,066
    Preference dividend requirements of the Company                    449                   ---         ---      1,386
    Preferred dividend requirements of subsidiaries
      adjusted to pre-tax basis                                        ---                   364       1,551      1,780
                                                             --------------  --------------------  ----------  ---------
        Total fixed charges                                  $      20,734   $            27,315   $  17,887   $ 14,232
                                                             --------------  --------------------  ----------  ---------

Earnings, as defined (1) (3):
  Earnings (loss) from continuing operations
     before income taxes, minority interest,
     extraordinary item and cumulative effect of
     accounting change                                       $     (22,834)  $           (23,104)  $(147,445)  $(87,124)
  Fixed charges, above                                              20,734                27,315      17,887     14,232
  Less interest capitalized                                        (11,833)              (16,863)     (6,407)    (6,529)
  Plus undistributed (earnings) loss of affiliates                   4,102                  (645)      3,012      2,558
  Less preference dividend requirements of the
    Company and its subsidiaries adjusted to pre-tax basis            (449)                 (364)     (1,551)    (3,166)
                                                             --------------  --------------------  ----------  ---------
                                                             $     (10,280)  $           (13,661)  $(134,504)  $(80,029)
                                                             --------------  --------------------  ----------  ---------

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
   AND PREFERENCE DIVIDENDS (2) (3)                                    ---                   ---         ---        ---
                                                             --------------  --------------------  ----------  ---------



(1) Earnings include the Company's equity in the losses of an affiliate whose debt is guaranteed by the Company. Related interest charges for the year ended May 31, 1992 of $819,000 were excluded from fixed charges due to the improbability that such guarantees would be honored.

(2) Earnings were inadequate to cover fixed charges and preference dividends for the three months ended March 31, 1997 by $2,161,000, for the year ended December 31, 1996 by $7,260,000, for the seven months ended December 31, 1994 by $31,014,000 and for the years ended May 31, 1994, 1993 and 1992 by $40,976,000,  $152,391,000  and  $94,261,000,  respectively.

(3) Earnings reflect nonrecurring writedowns and loss provisions of $350,000 for the three months ended March 31, 1996, $46,153,000 and $1,058,000 for the years ended December 31, 1996 and 1995, $984,000 for the seven months ended December 31, 1994 and $45,754,000, $99,883,000 and $48,805,000 for the
years ended  May  31, 1994, 1993 and 1992, respectively. Nonrecurring gains
from the sale  of    assets  and other gains aggregated $4,150,000 for the
three months ended  March  31, 1996, $22,189,000, $13,617,000 and $56,193,000
for the years ended December 31, 1996 and 1995 and May 31, 1994, respectively. The ratio of earnings to combined fixed charges and preference dividends if adjusted to remove nonrecurring items, would have been 1.4 and 0.7 for the years ended December 31, 1996 and 1995,
respectively.    Without  nonrecurring items, earnings  would  have  been
inadequate to cover fixed charges and preference dividends for the year ended December 31, 1995 by $10,723,000, for the seven months ended December 31, 1994 by $30,030,000 and for the years ended May 31, 1994, 1993 and 1992 by $51,415,000, $45,183,000 and $33,687,000, respectively.